Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (No. 333-191171) on Form S-3, and Registration Statements (No. 333-106861, 333-132925, and 333-209097) on Form S-8 of Cavco Industries, Inc. of our report dated June 21, 2016, related to our audits of the consolidated financial statements, and internal controls over financial reporting, which appear in this Annual Report on Form 10-K of Cavco Industries, Inc. for the fiscal year ended April 2, 2016.

/s/ RSM US LLP

Los Angeles, California
June 21, 2016